Execution Copy


                COPYRIGHT, PATENT, TRADEMARK AND LICENSE MORTGAGE


     THIS COPYRIGHT, PATENT, TRADEMARK AND LICENSE MORTGAGE (as amended, modified or supplemented from time to time, this "Mortgage") made as of April 12, by KINETEK, INC., a Delaware corporation, having an office at ArborLake Centre, Suite 550, 1751 Lake Cook Road, Deerfield, Illinois 60015 ("Mortgagor") in favor of U.S. BANK NATIONAL ASSOCIATION, as Trustee under that certain Indenture identified below, a national banking association with an office at 180 East Fifth Street, Saint Paul, Minnesota ("Mortgagee").

                             W I T N E S S E T H:
                             - - - - - - - - - -

     WHEREAS, as of the date hereof Kinetek Industries, Inc. ("Kinetek"), has issued (i) those certain 5% Senior Secured Notes due 2007, in the original principal amount of $15,000,000 and (ii) those certain 10% Senior Secured Notes due 2007, in the original principal amount of $11,000,000 (collectively, the "Notes" and each, a "Note") pursuant to the terms of those two certain Indentures dated as of even date herewith by and among U.S. Bank National Association, as Trustee (the "Trustee"), and Kinetek Industries, Inc. as Issuer (the "Issuer") and the Guarantors identified below (as amended, modified or supplemented from time to time, the "Indentures");

     WHEREAS, Advanced D.C. Motors, Inc., a New York corporation, Electrical Design and Control Company, a Delaware corporation, The Imperial Electric Corporation, a Delaware corporation, Merkle-Korff Industries, Inc., an Illinois corporation, Motion Control Engineering, Inc., a California corporation, Gear Research, Inc., a Delaware corporation, Kinetek, Inc., a Delaware corporation, Motion Holdings, Inc., a Delaware corporation, Advanced D.C. Holdings, a Delaware corporation, and FIR Group Holdings, Inc., a Delaware corporation (collectively, the "Guarantors") have each guaranteed payment and performance of the Indenture and the Notes pursuant to certain guarantees contained in the Indenture (collectively, the "Guarantees"); and

     WHEREAS, Pursuant to a Security Agreement (as amended, modified or supplemented from time to time, the "Security Agreement") dated as of the date hereof, the Issuer has secured its obligations under the Indenture and the Notes, and pursuant to other security agreements (collectively, the "Guarantor Security Agreements"), the Guarantors have secured their obligations under the Guarantees, and the other obligations identified in the Security Agreement, by liens and security interests granted therein, that in each case are subordinate to the liens and security interests in favor of Senior Agent and Senior Lenders under the Senior Loan Agreement;

     NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, Mortgagor agrees as follows:

     1. Incorporation of Indenture and Security Agreement. The Security Agreement and Other Agreements and the terms and provisions thereof are hereby incorporated herein in their entirety by this reference. All terms capitalized but not otherwise defined herein shall have the same meanings herein as in the Indentures or the Security Agreement.

     2. Mortgage of Copyrights, Patents, Trademarks and Licenses. To secure the complete and timely payment and satisfaction of all of the "Obligations" (as defined in the Guarantor Security Agreement executed by Mortgagor), Mortgagor hereby grants to Mortgagee for its own benefit and the benefit of Holders, and hereby reaffirms its prior grant pursuant to the Guarantor Security Agreement executed by Mortgagor of, a continuing security interest in all of its now existing and hereafter created or acquired assets, interests and property ("Collateral") consisting of:

          (i) copyrights, rights and interests in copyrights, works protectable by copyrights, copyright registrations and copyright applications, including, without limitation, the copyright registrations and applications listed on Exhibit A attached hereto and hereby made a part hereof, and all renewals, extensions and continuations of any of the foregoing, all income, royalties, damages and payments now and hereafter due and/or payable under or with respect to any of the foregoing, including, without limitation, damages and payments for past, present or future infringements of any of the foregoing and the right to sue for past, present and future infringements of any of the foregoing (all of the foregoing are sometimes hereinafter individually and/or collectively referred to as the "Copyrights");

          (ii) patents and patent applications, including, without limitation, the inventions and improvements described and claimed therein, all patentable inventions and those patents and patent applications listed on Exhibit B attached hereto and made a part hereof, and all reissues, divisions, continuations, renewals, extensions and continuations-in-part of any of the foregoing, and all income, royalties, damages and payments now and hereafter due and/or payable under or with respect to any of the foregoing, including, without limitation, damages and payments for past, present or future infringements of any of the foregoing and the right to sue for past, present and future infringements of any of the foregoing (all of the foregoing are sometimes hereinafter individually and/or collectively referred to as the "Patents");

          (iii) trademarks, trademark registrations, trademark applications, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, other business identifiers, prints and labels on which any of the foregoing have appeared or appear, all registrations and recordings thereof, and all applications in connection therewith (other than "intent to use" applications until a verified statement of use is filed with respect to such applications), including, without limitation, the trademarks, trade names, service marks, registrations and applications listed on Exhibit C attached hereto and hereby made a part hereof, and all renewals, extensions and continuations of any of the foregoing, and all income, royalties, damages and payments now and hereafter due and/or payable under or with respect to any of the foregoing, including, without limitation, damages and payments for past, present or future infringements of any of the foregoing and the right to sue for past, present and future infringements of any of the foregoing (all of the foregoing are sometimes hereinafter individually and/or collectively referred to as the "Trademarks");

          (iv) all license agreements between Mortgagor and any other party with respect to any of the Copyrights or any of the Patents or any of the Trademarks or any other copyright, patent, trademark, service mark or any registration or application for registration or any other trade name or tradestyle, whether Mortgagor is a licensor or licensee under any such license agreement, including, without limitation, the licenses listed on Exhibit D attached hereto and hereby made a part hereof, other than license agreements which, according to their terms, may not be assigned without the prior consent of the other Person party thereto (unless such consent has been obtained) (all of the foregoing license agreements and Mortgagor's rights thereunder are referred to collectively as the "Licenses"); and

          (v) all rights corresponding to any of the foregoing throughout the world and the goodwill of Mortgagor's business connected with and symbolized by the Trademarks.

     Subject to the terms of the Intercreditor Agreement, upon the occurrence of an Event of Default (as such term is defined in either Indenture), Mortgagee, on behalf of itself and Holders, but subject to the next following paragraph, shall have the power, to the extent permitted by law, to exercise the rights and remedies of a secured party provided under the Security Agreement and the Guarantor Security Agreement executed by Mortgagor, including without limitation the right to sell the Copyrights, Patents, Trademarks and Licenses.

     Notwithstanding any other provision contained herein, the security interest granted by the Mortgagor to the Mortgagee, and any other rights of Mortgagee with respect to the Collateral described herein, pursuant to this Mortgage, to secure the Obligations shall be (i) subordinate and junior in priority to the Liens granted to the Senior Agent and the Senior Lenders pursuant to the Senior Loan Agreement or any other Senior Security Documents (the "Senior Lender Liens"), and (ii) subject to the terms and conditions of the Intercreditor Agreement. Any provisions contained herein that purport to give the Mortgagee the right to exercise its judgment, the right to be satisfied or other similar rights or decision making abilities shall only be operative after such time as all indebtedness under the Senior Loan Agreement has been fully and indefeasibly paid in cash and satisfied and all lending commitments under the Senior Loan Agreement have been terminated. In addition, the Mortgagor and the Mortgagee acknowledge and agree that, to the extent that any provision hereunder imposes an obligation upon the Mortgagor that the Mortgagor is unable to satisfy due to the satisfaction of its obligations under the Senior Loan Agreement and the Senior Security Documents, such provision shall not become operative until all indebtedness under the Senior Loan Agreement has been fully and indefeasibly paid in cash and satisfied and all lending commitments under the Senior Loan Agreement have been terminated.

     3. Warranties, Representations and Covenants. For purposes of this Mortgage, (a) the Copyrights listed on Exhibit A hereto, any other registered Copyrights and any other Copyrights material to Mortgagor's business are collectively referred to as the "Material Copyrights", (b) the Patents listed on Exhibit B hereto, any other registered Patents and any other Patents material to Mortgagor's business are collectively referred to as the "Material Patents", (c) the Trademarks listed on Exhibit C hereto, any other registered Trademarks and any other Trademarks material to Mortgagor's business are collectively referred to as the "Material Trademarks") and (d) the Licenses listed on Exhibit D hereto and any other Licenses material to Mortgagor's business are collectively referred to as the "Material Licenses". Mortgagor warrants and represents to Mortgagee that:

          (i) No Material Copyright, Material Patent, Material Trademark or Material License has been adjudged invalid or unenforceable or, has been cancelled, in whole or in part;

          (ii) Each Material Copyright, Material Patent, Material Trademark and Material License is valid and enforceable;

          (iii) Mortgagor is the sole and exclusive owner of the entire unencumbered right, title and interest in and to each Material Copyright, Material Patent, Material Trademark and Material License, free and clear of any liens, charges and encumbrances, including, without limitation, licenses, shoprights and covenants by Mortgagor not to sue third parties, other than the Senior Lender Liens;

          (iv) Mortgagor has no notice of any suits or actions commenced or threatened in writing with respect to any of the Material Copyrights, Material Patents, Material Trademarks or Material Licenses;

          (v) Mortgagor has the unqualified right to execute and deliver this Mortgage and perform its terms;

          (vi) No Material License restricts the ability of Mortgagor to pledge, mortgage and assign such Material License as contemplated by this Mortgage, except as disclosed on Schedule 1 hereto;

          (vii) Mortgagor has no notice of any infringement or unauthorized use presently being made of any of the Material Copyrights, Material Patents, Material Trademarks or Material Licenses which would reasonably be expected to materially adversely affect the fair market value of the Material Copyrights, Material Patents, Material Trademarks or Material Licenses or the benefits to Mortgagee of this Mortgage, including, without limitation, the priority or perfection of the security interest granted herein or the remedies of Mortgagee hereunder, other than the Senior Lender Liens; and

          (viii) Mortgagor has no notice of any suits or actions commenced or threatened in writing with respect to any Material Copyright, Material Patent, Material Trademark or Material License.

     4. Restrictions on Future Agreements. Mortgagor agrees that until the Mortgagor's Obligations (as that term is defined in the Guarantor Security Agreement executed by Mortgagor) shall have been satisfied in full and the Indentures and Guarantor Security Agreement executed by Mortgagor shall have been terminated (the "Indenture and Security Agreement Termination"), Mortgagor shall not, without the prior written consent of Mortgagee, sell or assign its interest in, or grant any license under, any Material Copyright, Material Patent, Material Trademark or Material License, or enter into any other agreement with respect to any Material Copyright, Material Patent, Material Trademark or Material License which is inconsistent with the obligations under this Mortgage. Mortgagor further agrees that it shall not take any action, or permit any action to be taken by others subject to its control, including licensees, or fail to take any action, which would adversely affect the validity or enforcement of the rights transferred to Mortgagee under this Mortgage.

     5. New Copyrights, Patents, Trademarks and Licenses. Mortgagor represents and warrants to Mortgagee that the Copyrights, Patents, Trademarks and Licenses listed on Exhibits A, B, C and D, respectively, constitute all of the registered Copyrights, registered Patents and registered Trademarks now owned by, and Licenses granted by or to, Mortgagor. If, before the Indenture and Security Agreement Termination, Mortgagor shall (i) become aware of any existing Copyrights, Patents, Trademarks or Licenses of which Mortgagor has not previously informed Mortgagee; (ii) obtain rights to any new Copyrights, patentable inventions, Patents, Trademarks or Licenses, or (iii) become entitled to the benefit of any Copyrights, Patents, Trademarks or Licenses or any improvement on any Patent, the provisions of this Mortgage above shall automatically apply thereto. Mortgagor hereby authorizes Mortgagee to modify this Mortgage by amending Exhibits A, B, C and D, as applicable, to include any such (registered or unregistered) Copyrights, Patents, Trademarks and Licenses.

     6. Royalties; Term. The term of the security interests/mortgages granted herein shall extend until the earlier of (i) the expiration of each of the respective Copyrights, Patents, Trademarks and Licenses encumbered hereunder, and (ii) the Indenture and Security Agreement Termination. Subject to the terms of the Intercreditor Agreement and the last paragraph of Section 2 hereto, upon the occurrence of an Event of Default, Mortgagor agrees that the use by Mortgagee of all Copyrights, Patents, Trademarks and Licenses shall be worldwide and without any liability for royalties or other related charges from Mortgagee to Mortgagor.

     7. Release of Mortgage. This Mortgage is made for collateral purposes only. Upon the Indenture and Security Agreement Termination, Mortgagee, at Mortgagor's expense, shall take such actions as may be necessary or proper to terminate and release its security interest in the Copyrights, Patents, Trademarks, and Licenses created hereby and pursuant to the Security Documents, subject to any disposition thereof which may have been made by Mortgagee pursuant hereto or pursuant to the applicable Guarantor Security Agreement.

     8. Expenses. All expenses incurred in connection with the performance of any of the agreements set forth herein shall be borne by Mortgagor. All fees, costs and expenses, of whatever kind or nature, including reasonable attorneys' fees and legal expenses, incurred by Mortgagee in connection with the filing or recording of any documents (including all taxes in connection therewith) in public offices, the payment or discharge of any taxes, maintenance fees, encumbrances or otherwise in protecting, maintaining or preserving the Copyrights, Patents, Trademarks and Licenses, or in defending or prosecuting any actions or proceedings arising out of or related to the Copyrights, Patents, Trademarks and Licenses, shall be borne by and paid by Mortgagor on written demand by Mortgagee and until so paid shall be added to the principal amount of the Issuer's Obligations and shall bear interest at the then applicable rate as set forth in the Security Agreement.

     9. Duties of Mortgagor. Mortgagor shall have the duty, in each case as commercially reasonable (i) to file and prosecute diligently any copyright, patent, trademark or service mark applications material to Mortgagor's business and pending as of the date hereof or thereafter until the Indenture and Security

Agreement Termination, (ii) to make application on uncopyrighted but copyrightable works, on unpatented but patentable inventions and on trademarks and service marks, as appropriate, material to Mortgagor's business, (iii) to preserve and maintain all rights in the Material Copyrights, Material Patents, Material Trademarks and Material Licenses and (iv) to ensure that the Material Copyrights, Material Patents, Material Trademarks and Material Licenses are and remain enforceable. Any expenses incurred in connection with Mortgagor's obligations under this Section 9 shall be borne by Mortgagor. Mortgagor shall not abandon any right to file an application with respect to a copyright, patent, trademark or service mark that is material to Mortgagor's business, or abandon any Material Copyright, Material Patent, Material Trademark or Material License, without the written consent of Mortgagee. Subject to the terms of the Intercreditor Agreement and the last paragraph of Section 2 hereof, if Mortgagor fails to comply with any of the foregoing duties, Mortgagee may perform said duties in Mortgagor's name, to the extent permitted by law. Mortgagor agrees to maintain the quality of any and all products in connection with which the Material Trademarks are used, consistent with the quality of said products as of the date hereof, except to the extent that the failure to perform any of the following would not reasonably be expected to have a Material Adverse Effect. Subject to the terms of the Intercreditor Agreement and the last paragraph of
Section 2 hereof, upon the occurrence and during the continuation of an Event of Default, Mortgagor agrees that Mortgagee, or a conservator appointed by Mortgagee, shall have the right to establish such additional product quality controls as Mortgagee, or said conservator, in its sole judgment exercised in a commercially reasonable manner, may deem necessary to assure maintenance of the quality of products sold by Mortgagor under the Trademarks. Mortgagor shall promptly, upon demand, reimburse and indemnify Mortgagee for all costs and expenses of Mortgagee, including attorney's fees and expenses so incurred by Mortgagee, in the exercise of its rights under this Section 9.

     10. Mortgagee's Right to Sue. Subject to the terms of the Intercreditor Agreement and the last paragraph of Section 2 hereof, after the occurrence of an Event of Default, Mortgagee shall have the right, but shall in no way be obligated, to bring suit in its own name to enforce the Copyrights, Patents, Trademarks and Licenses, and, if Mortgagee shall commence any such suit, Mortgagor shall, at the request of Mortgagee, do any and all lawful acts and execute any and all proper documents required by Mortgagee in aid of such enforcement and Mortgagor shall promptly, upon demand, reimburse and indemnify Mortgagee for all costs and expenses incurred by Mortgagee, including attorneys' fees and expenses so incurred by Mortgagee, in the exercise of its rights under this Section 10 other than costs and expenses incurred by Mortgagee as a result of its gross negligence or willful misconduct.

     11. Waivers. No course of dealing among Mortgagor, Mortgagee and the Holders, nor any failure to exercise, nor any delay in exercising, on the part of Mortgagee or Holders, any right, power or privilege hereunder or under the Indentures or the Guarantor Security Agreement executed by the Mortgagor shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

     12. Severability. The provisions of this Mortgage are severable, and if any clause or provision shall be held invalid and unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Mortgage in any jurisdiction.

     13. Modification. No amendment, modification or supplement or waiver of any provision of this Mortgage nor consent to any departure by Mortgagee therefrom, shall in any event be effective unless the same shall be in writing and signed by Mortgagee and the Mortgagor, and approved or consented to by the Majority Holders and then such amendment, modification or supplement or waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that no amendment, modification, supplement, waiver or consent shall be effective, unless in writing and signed by each Holder, do any of the following: (1) amend any provision of this Mortgage that requires the consent of all Holders or consent to or waive any breach thereof, (2) amend the definition of the term "Majority Holders", (3) amend this Section 13 or (4) release any substantial portion of the Collateral. If a fee is to be paid by Mortgagor in connection with any waiver or amendment hereunder, the agreement evidencing such amendment or waiver may provide that only Holders executing such agreement by a specified date may share in such fee (and in such case, such fee shall be divided among the applicable Holders on a pro rata basis without including the interests of any Holders who have not timely executed such agreement).

     14. Cumulative Remedies; Power of Attorney; Effect on Loan Agreement. All of Mortgagee's rights and remedies with respect to the Copyrights, Patents, Trademarks and Licenses, whether established hereby or by the Security Agreement or by the Guarantor Security Agreement executed by Mortgagor, or by any other agreements or by law shall be cumulative and may be exercised singularly or concurrently. Subject to the terms of the Intercreditor
Agreement and the last paragraph of Section 2 hereof, upon the occurrence and during the continuation of an Event of Default, Mortgagor hereby authorizes Mortgagee to make, constitute and appoint any officer or agent of Mortgagee as Mortgagee may select, in its sole discretion, as Mortgagor's true and lawful attorney-in-fact, with power to (i) endorse Mortgagor's name on all applications, documents, papers and instruments necessary or desirable for Mortgagee in the use of any or all of the Copyrights, Patents, Trademarks and Licenses, or (ii) take any other actions with respect to any or all of the Copyrights, Patents, Trademarks and Licenses as Mortgagee deems to be in its best interest, or (iii) grant or issue any exclusive or non-exclusive license under any or all of the Copyrights, Patents, Trademarks or Licenses to any Person, or (iv) assign, pledge, convey or otherwise transfer title in or dispose of any or all of the Copyrights, Patents, Trademarks or Licenses to any Person, or (v) take any other actions with respect to any or all of the Copyrights, Patents, Trademarks and Licenses as Mortgagee deems to be in its best interests. Mortgagor hereby ratifies all that such attorney-in-fact shall lawfully do or cause to be done by virtue hereof. This power of attorney, being coupled with an interest, shall be irrevocable until the Indenture and Security Agreement Termination. Mortgagor acknowledges and agrees that this Mortgage is not intended to limit or restrict in any way the rights and remedies of Mortgagee or Holders or their respective successors transferees and assigns under the Other Agreements but rather is intended to facilitate the exercise of such rights and remedies. Mortgagee and such other parties shall have, in addition to all other rights and remedies given it or them by the terms of this Mortgage and the Other Agreements, all rights and remedies allowed by law and the rights and remedies of a secured party under the Uniform Commercial Code (or such other applicable law) as enacted in any jurisdiction in which the Copyrights, Patents, Trademarks or Licenses may be located.

     15. Binding Effect; Benefits. This Mortgage, shall be binding upon Mortgagor and its respective successors and permitted assigns, and shall inure to the benefit of Mortgagee and Holders, their successors, nominees and assigns.

     16. GOVERNING LAW. THIS MORTGAGE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.


     17. JURY TRIAL WAIVER. MORTGAGOR AND MORTGAGEE HEREBY WAIVE, TO THE EXTENT PERMITTED BY LAW, TRIAL BY JURY. MORTGAGOR FURTHER WAIVES ANY BOND OR SURETY
OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF MORTGAGEE.

     18. Headings. Paragraph headings used herein are for convenience only and shall not modify the provisions which they precede.

     19. Further Assurances. Mortgagor agrees to execute and deliver such further agreements, instruments and documents, and to perform such further acts, as Mortgagee shall request from time to time in order to carry out the purpose of this Mortgage and agreements set forth herein.

     20. Reinstatement. This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by Trustee in respect of the Mortgagor's Obligations (as that term is defined in the Guarantor Security Agreement executed by the Mortgagor) is rescinded or must otherwise be restored or returned by Trustee upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Mortgagor or upon the appointment of any intervenor or conservator of, or trustee or similar official for, Mortgagor or any substantial part of its assets; or otherwise, all of though such payments had not been made.

     21. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts taken together shall constitute but one and the same instruments.

     22. Notice. Except as otherwise provided herein, all notices, requests and demands to or upon a party hereto, to be effective, shall be in writing, return receipt requested, by personal delivery against receipt, by overnight courier or by facsimile and, unless otherwise expressly provided herein, shall be deemed to have been validly served, given, delivered or received immediately when delivered against receipt, one Business Day after deposit with an overnight courier or, in the case of facsimile notice, when sent, addressed as set forth in the Indentures.

     23. Consent. Whenever Trustee's, Majority Holders' or all Holders' consent is required to be obtained under this Agreement, any of the Other Agreements or any of the Security Documents as a condition to any action, inaction, condition or event, except as otherwise specifically provided herein, Trustee, Majority Holders or all Holders, as applicable, shall be authorized to give or withhold such consent in their sole and absolute discretion and to condition its consent upon the giving of additional Collateral security for the Obligations, the payment of money or any other matter.

     IN WITNESS WHEREOF, Mortgagor has duly executed this Mortgage in favor of Mortgagee as of the date first written above.

                                         MERKLE-KORFF INDUSTRIES, INC.


                                         By  /s/ Gordon L. Nelson, Jr.
                                            ------------------------------
                                         Its  Vice President




AGREED AND ACCEPTED THIS
12th day of April, 2002.

U.S. BANK NATIONAL ASSOCIATION,
as Trustee


By   /s/ Richard H. Prokosch
   ----------------------------------
Its   Vice President

STATE OF                                    )
         -----------------------------------
                                            ) SS
COUNTY OF                                   )
          ----------------------------------

         The foregoing Copyright, Patent, Trademark and License Mortgage was executed and acknowledged before me this ______ day of April, 2002 by __________________________, personally known to me to be the
______________________ of Kinetek, Inc., a Delaware corporation, on behalf of such corporation.


                              --------------------------------------
                              Notary Public

                              My Commission expires:


                               -------------------------------------

STATE OF                                    )
         -----------------------------------
                                            ) SS
COUNTY OF                                   )
          ----------------------------------

     The foregoing Copyright, Patent, Trademark and License Mortgage was executed and acknowledged before me this ) _____ day of April, 2002, by ________________________, personally known to me to be the
_________________________ U.S. Bank National Association, as Trustee, a national banking association, on behalf of such association.



                               Notary Public

                               My Commission expires:







                    AFTER FILING RETURN THIS INSTRUMENT T0:
                             Craig A. Currie, Esq.
                             Dorsey & Whitney LLP
                             50 South Sixth Street
                         Minneapolis, Minnesota 55402

                                                                 KINETEK, INC.

                                    EXHIBIT A

                                   Copyrights

                                      None

                                                                 KINETEK, INC.

                                    EXHIBIT B

                                     Patents

                                      None

                                                           KINETEK, INC.

                                    EXHIBIT C

                                   Trademarks



       -------------------------------------------------------------------------
                            TRADEMARKS & TRADENAMES
       -------------------------------------------------------------------------
                         Trademark                   Reg. No. or         Status
                                                     Serial No.
       -------------------------------------------------------------------------
            Kinetek, Inc.     a.   KINETEK           (U.S.) S/N        Pending
                                                     76/184,714
       -------------------------------------------------------------------------
                              b.   KINETEK           (U.S.) S/N        Pending
                                                     76/184,711
       -------------------------------------------------------------------------
                              c.   KINETEK           (U.S.) S/N        Pending
                                                     76/184,717
       -------------------------------------------------------------------------
                              d.   KINETEK
                                   TECHNOLOGY IN
                                   MOTION            (U.S.) S/N        Pending
                                                     76/184,713
      --------------------------------------------------------------------------
                              e.   KINETEK
                                   TECHNOLOGY
                                   IN MOTION         (U.S.) S/N        Pending
                                                     76/184,710
       -------------------------------------------------------------------------
                              f.   KINETEK
                                   TECHNOLOGY
                                   IN MOTION         (U.S.) S/N        Pending
                                                     761184,716
       -------------------------------------------------------------------------
                              g.   KINETEK
                                   TECHNOLOGY
                                   IN MOTION         (U.S.) S/N        Pending
                                   (& DESIGN)        76/184,712
       -------------------------------------------------------------------------
                              h.   KINETEK
                                   TECHNOLOGY
                                   IN MOTION         (U.S.) S/N        Pending
                                   (& DESIGN)        76/184,709
       -------------------------------------------------------------------------
                              i.   KINETEK
                                   TECHNOLOGY
                                   IN MOTION         (U.S.) S/N        Pending
                                   (& DESIGN)        76/184,715
       -------------------------------------------------------------------------

                                                            KINETEK, INC.

                                    EXHIBIT D

                                    Licenses

FreeMarkets Access and Services Agreement between FreeMarkets, Inc. and Kinetek, Inc., dated April 6, 2001.

                                                                 KINETEK, INC.

                                  SCHEDULE 1

                            Non-Assignable Licenses

FreeMarkets Access and Services Agreement between FreeMarkets, Inc. and Kinetek, Inc., dated April 6, 2001. The agreement states that Kinetek may not assign without prior written consent.





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